Exhibit 99

Quarterly Shareholder Brochure of CNB Corporation

May 15, 2008

Dear Shareholder,

This communication is a follow up to the March 31, 2008 Statement of Condition which was sent to shareholders on April 10 along with the first quarter dividend. In that statement the loan losses for the first quarter were reported as $317,400. Subsequent to the preparation and publication of that statement, management identified another loan with significant loss potential. As a result, on May 8, 2008 the board of directors was advised of an additional provision for loan losses of $300,000 for the three months ended March 31, 2008. This increases the provision as reported in the April 10 statement from $131,000 to $431,000.

Although this issue was not identified until the second quarter, the quarterly report as of March 31 had not yet been filed with the Securities and Exchange Commission and that document requires management to attest to the inclusion of all known information as of the filing date. Therefore, management determined it was necessary to reflect the increased loan loss provision in the first quarter.

The impact of this change on the Corporation's consolidated balance sheet and statement of income are reflected in the revised information provided in this statement and reduce net income for the first quarter of 2008 to $467,000 or $
0.38 basic earnings per share compared to $630,000 or $0.51 basic earnings per share for the same period last year, a decrease of 25.9%. Assets of the Corporation at the end of the first quarter were $262.3 million compared with $260.5 million last year, an increase of 0.7%. Deposits at the end of the first quarter were flat, increasing 1.1% to $232.7 million, compared with $230.2 million the same time last year, and loans as of March 31, 2008 were $176.2 million, compared to $168.4 million at March 31, 2007, an increase of 4.6%.

The weakened economic conditions in our market area will continue to have an effect on our loan portfolio, but as noted in the April 10, 2008 Statement of Condition management is committed to taking an aggressive approach to identify and work through these problem credits and will keep the shareholders informed.

Sincerely,


Susan A. Eno
President and CEO
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                           Consolidated Balance Sheets
                             (RESTATED - UNAUDITED)
                             in thousands of dollars

                                                                    March 31,
                                                              -------------------
                                                                2008       2007
                                                              --------   --------
ASSETS
Cash and due from banks                                       $  5,660   $  4,981
Interest-bearing deposits with other financial institutions      5,020     10,163
Federal funds sold                                              19,635     11,362
                                                              --------   --------
      Total cash and cash equivalents                           30,315     26,506
Securities available for sale                                   33,680     46,687
Securities held to maturity (market value
of $8,630 in 2008 and $4,575 in 2007)                            8,463      4,532
Other securities                                                 1,008      1,008
                                                              --------   --------
      Total investment securities                               43,151     52,227
Loans                                                          176,198    168,426
   Less allowance for loan losses                               (1,795)    (1,551)
                                                              --------   --------
Loans, Net                                                     174,403    166,875
Premises and equipment, net                                      6,233      6,570
Other assets                                                     8,246      8,270
                                                              --------   --------
      Total assets                                            $262,348   $260,448
                                                              ========   ========
LIABILITIES
Deposits
   Noninterest-bearing demand                                 $ 34,828   $ 37,031
   Interest-bearing deposits                                   197,904    193,151
                                                              --------   --------
         Total deposits                                        232,732    230,182
Other liabilities                                                5,092      5,061
                                                              --------   --------
      Total liabilities                                        237,824    235,243
SHAREHOLDERS' EQUITY
Common Stock                                                     3,034      3,099
Surplus                                                         19,509     20,482
Retained Earnings and Accumulated other
   Comprehensive Income/(Loss)                                   1,981      1,624
                                                              --------   --------
      Total shareholders' equity                                24,524     25,205
                                                              --------   --------
      Total liabilities and shareholders' equity              $262,348   $260,448
                                                              ========   ========

                        Consolidated Statement of Income
                             (RESTATED - UNAUDITED)
                             in thousands of dollars
                          Three months ended March 31,

                                                       2008     2007     2006
                                                      ------   ------   ------
INTEREST INCOME
Interest and fees on loans                            $3,122   $3,132   $2,822
Interest on securities:
   Taxable                                               497      427      456
   Tax exempt                                            132      127      127
Other interest income                                    137      243      102
                                                      ------   ------   ------
   Total interest income                               3,888    3,929    3,507
INTEREST EXPENSE ON DEPOSITS                           1,345    1,468      995
                                                      ------   ------   ------
NET INTEREST INCOME                                    2,543    2,461    2,512
Provision for loan losses                                431       69       30
                                                      ------   ------   ------
NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES    2,112    2,392    2,482
                                                      ------   ------   ------
NONINTEREST INCOME
   Service charges and fees                              279      273      225
   Net realized gains from sale of loans                  37       31       50
   Loan servicing fees, net of amortization               23       18       29
   Other income                                           61       58       40
                                                      ------   ------   ------
      Total noninterest income                           400      380      344
                                                      ------   ------   ------
NONINTEREST EXPENSES
   Salaries and benefits                               1,149    1,063    1,085
   Occupancy                                             292      311      269
   Supplies                                               41       52       34
   Other expenses                                        461      463      502
                                                      ------   ------   ------
      Total noninterest expenses                       1,943    1,889    1,890
                                                      ------   ------   ------
INCOME BEFORE INCOME TAXES                               569      883      936
Income tax expense                                       102      253      242
                                                      ------   ------   ------
NET INCOME                                            $  467   $  630   $  694
                                                      ======   ======   ======
BASIC NET INCOME PER SHARE                            $ 0.38    $0.51   $ 0.56
                                                      ======   ======   ======